UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 20, 2005

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-12128	4-2985132
(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street
Newton, Massachusetts 02460
(Address of Principal Executive Offices) (Zip Code)
(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

ITEM 8.01	OTHER EVENTS.

On July 20, 2005, Matritech, Inc. issued a press release pre-announcing expected product sales for the second quarter of fiscal year 2005 ended June 30, 2005. The press release also reaffirmed the Company’s expectation for the increase in sales of its NMP22® BladderChek® Test for the entire fiscal year. A copy of this press release is attached hereto as Exhibit 99.1. The information in this Report relating to financial results, including the portions of the Exhibit attached hereto relating to such results, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.

Exhibit No.	Description
99.1

Press Release issued by Registrant on July 20, 2005, pre-announcing expected product sales for the quarter ended June 30, 2005 and expected increase in sales of NMP22® BladderChek® Tests in fiscal year 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: July 20, 2005
By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release issued by Registrant on July 20, 2005, pre-announcing expected product sales for the quarter ended June 30, 2005 and expected increase in sales of NMP22® BladderChek® Tests in fiscal year 2005.